UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              December 6, 2000
                              (Date of report)


                                 USEC INC.
           (Exact name of Registrant as specified in its charter)


DELAWARE                        001-14287                 52-2107911
(State of                   (Commission File No.)        (IRS Employer
Incorporation)                                           Identification No.)


                             2 DEMOCRACY CENTER
                            6903 ROCKLEDGE DRIVE
                          BETHESDA, MARYLAND 20817
        (Address of principal executive offices, including zip code)


                               (301) 564-3200
            (Registrant's telephone number, including area code)





ITEM 5.  OTHER EVENTS

         On December 6, 2000, USEC announced that it is filing petitions with the U.S. Department of Commerce (DOC) and the U.S. International Trade Commission (ITC) requesting that the agencies conduct an investigation and impose duties upon future imports of enriched uranium from France, Germany, the Netherlands and the United Kingdom. USEC stated that it is seeking fair pricing for enriched uranium in the United States in furtherance of sustaining a domestic uranium enrichment capacity essential to U.S. national security and energy security.

         USEC, the sole American producer of enriched uranium, cites its two European competitors in the petitions: Eurodif S.A., which is controlled by the French government, and Urenco, Ltd., a British-Dutch-German consortium. The Company charges that, contrary to U.S. trade law, Eurodif and Urenco are selling enriched uranium in the United States below their cost of production and, in the case of Eurodif, below prices charged in its home market. USEC further asserts that its competitors are benefiting from government subsidies in their home countries. USEC asserts that these practices have resulted, and threaten to result, in material injury to the U.S. industry.

         The USEC petitions will be reviewed by the DOC, which will determine whether dumping and/or unfair government subsidization has taken place. In tandem, the ITC will investigate claims of material injury and threat of future material injury resulting from the unfairly traded imports. If the ITC determines that injury has occurred or is likely to occur, and the DOC confirms USEC's assertions, U.S. law requires the DOC to impose antidumping and/or countervailing duties to eliminate the unfair pricing.

         USEC's petitions assert that because of its European competitors' aggressive and unfair pricing, the Company has lost a substantial volume of long-term sales in the U.S. market when bidding against Urenco and Eurodif over the last four years, the period of investigation. As USEC has previously reported, these lost sales have contributed to USEC not securing its traditional share of new SWU commitments and will negatively impact USEC's market share in the future. USEC's backlog of contract commitments has declined and become more heavily weighted with newer contracts with shorter terms and lower prices.

         In those instances where USEC has won bids, USEC has had to meet the depressed market price and enter into contracts that are significantly reducing USEC's profitability. Because these lost sales and depressed prices generally relate to enriched uranium deliverable under long-term contracts, the adverse impact of these factors on USEC's revenues and earnings will be more pronounced in future periods. In addition, USEC asserts in its petitions that if its European competitors' unfair pricing is permitted to continue, USEC will likely lose additional long-term sales in the U.S. market in the future.

         The DOC will decide within 20 days whether to open an investigation. If an investigation is opened, the ITC will make a preliminary decision on USEC's allegations of injury in early 2001. Final determinations by the two agencies are expected toward the end of 2001.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     USEC INC.


                                     By:  /s/ Henry Z Shelton, Jr.
                                          ---------------------------------
                                          Henry Z Shelton, Jr.
                                          Senior Vice President and Chief
                                          Financial Officer


Date:  December 6, 2000